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                        [KPMG PEAT MARWICK LETTERHEAD]



                                                                EXHIBIT 23.2

                       CONSENT OF KPMG PEAT MARWICK LLP



The Boards of Directors
Hayes Wheels International, Inc.:



We consent to the use of our report dated February 25, 1997, related to the consolidated balance sheets of Hayes Wheels International, Inc. and subsidiaries as of January 31, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended January 31, 1997, included herein and incorporated by reference herein, and to the references to our firm under the headings "Summary Historical Financial Information", "Selected Historical Consolidated Financial Information of Hayes", and "Experts" in Amendment No. 2 to the Registration Statement (Form S-3) and related Prospectus dated August 18, 1997.



                                                KPMG PEAT MARWICK LLP



Detroit, Michigan
August 18, 1997